SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Under Rule 14a-12

Allied Healthcare International Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑  No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐  Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

ALLIED HEALTHCARE INTERNATIONAL INC.
245 Park Avenue
New York, New York 10167

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held at 10:00 a.m. on June 10, 2009

To the holders of shares of common stock and holders of depository interests representing shares of common stock of Allied Healthcare International Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of shareholders of Allied Healthcare International Inc. will be held at the offices of Edwards Angell Palmer & Dodge LLP, 750 Lexington Avenue, New York, New York 10022, on Wednesday, June 10, 2009, at 10:00 a.m., New York time, to consider and act upon the following matters:

I.	To elect the seven directors named in the attached Proxy Statement to our board of directors.

II.	To ratify the appointment of Eisner LLP as independent auditors for our company for our fiscal year ending September 30, 2009.

III.	To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

We describe these items of business more fully in the attached Proxy Statement. Only shareholders of record at the close of business on April 28, 2009 are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

A copy of our annual report to shareholders for our fiscal year ended September 30, 2008 is enclosed with this Notice of Annual Meeting of Shareholders and the attached Proxy Statement. The annual report to shareholders is not part of our proxy solicitation materials.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, please vote. You may vote your shares by completing and returning the enclosed proxy card for holders of common stock or form of instruction for holders of depository interests or you may vote electronically through the Internet or by telephone by following the instructions on your proxy card or form of instruction. Your vote is being solicited by the board of directors.

By Order of the Board of Directors

Leslie J. Levinson
Secretary

New York, New York
May 1, 2009

ALLIED HEALTHCARE INTERNATIONAL INC.
245 Park Avenue
New York, New York 10167

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
to be held at 10:00 a.m. on June 10, 2009

THE ANNUAL MEETING

We are furnishing this Proxy Statement to the shareholders of Allied Healthcare International Inc. and holders of depository interests representing shares of common stock of Allied Healthcare International Inc. as part of the solicitation of proxies by the board of directors for use at the Annual Meeting. The Notice of Annual Meeting of Shareholders, this Proxy Statement, the accompanying proxy card for holders of common stock or form of instruction for holders of depository interests and the accompanying annual report to shareholders for our fiscal year ended September 30, 2008 are first being mailed to shareholders on or about May 1, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 10, 2009

This proxy statement and our annual report to shareholders for the fiscal year ended September 30, 2008 are available at http://www.edocumentview.com/AHCI.

Date, Time and Place

We will hold the Annual Meeting of shareholders on Wednesday, June 10, 2009, at 10:00 a.m. local time, at the offices of Edwards Angell Palmer & Dodge LLP, 750 Lexington Avenue, New York, New York 10022.

Proposals to be Considered at the Annual Meeting

At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

I.	To elect the seven directors named herein to our board of directors.

II.	To ratify the appointment of Eisner LLP as independent auditors for our company for our fiscal year ending September 30, 2009.

III.	To transact such other business as may properly come before the Annual Meeting and any and all adjournments and postponements thereof.

Who Can Vote

You are entitled to vote if you were a holder of record of the common stock of our company as of the close of business on April 28, 2009 (the “Record Date”). In addition, if you are a holder of depository interests at the Record Date, you are entitled to direct Computershare Company Nominees Limited (the “Depository Interest Registrar”) how to vote the shares represented by your depository interests.

All holders of common stock and depository interests as of the Record Date will be entitled to vote for the election of seven directors to be elected at the Annual Meeting and upon the ratification of our independent auditors.

A list of the shareholders of record of the common stock of our company as of the Record Date will be available for examination during ordinary business hours, for any purpose germane to the

Annual Meeting, at the offices of Edwards Angell Palmer & Dodge LLP, 750 Lexington Avenue, New York, New York 10022 for a period of at least ten days before the Annual Meeting.

Shares Outstanding and Entitled to Vote; Quorum

As of the Record Date, there were 44,986,229 shares of common stock outstanding (excluding shares held in treasury, but including shares represented by depository interests). Each share of common stock is entitled to one vote. Each depository interest represents one share of common stock; accordingly, holders of depository interests are entitled to direct the Depository Interest Registrar how it should vote with respect to one share of common stock for each depository interest held.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock will constitute a quorum for the transaction of business at the Annual Meeting.

Vote Required

If a quorum is present, a nominee for election to a position on the board of directors will be elected as a director if he or she receives a plurality of the votes cast at the Annual Meeting.

If a quorum is present, the ratification of Eisner LLP as our independent auditors for our fiscal year ending September 30, 2009 will require the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting.

We have retained Computershare Investor Services, LLC, the transfer agent for our common stock, to tabulate the votes at the Annual Meeting.

Effect of Abstentions, Withheld Votes and Broker Non-Votes

Shares of stock represented by properly executed proxies that reflect abstentions, withheld votes and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum. “Broker non-votes” are proxies received from brokers or other nominees for the beneficial owners of the shares in which the broker or nominee votes on some matters but not on others because it does not have discretionary authority to vote and has not received voting instructions from the beneficial owner of the shares. Withheld votes and broker non-votes will have no effect on the outcome of the vote on the election of directors. However, abstentions and broker non-votes will have the effect of a vote against the proposal to ratify the appointment of our independent auditors.

Voting by Directors, Executive Officers and Principal Shareholders

At the close of business on the Record Date, our company’s directors and executive officers and their affiliates owned and were entitled to vote an aggregate of 207,857 shares of common stock, which represented less than 1% of the outstanding shares of common stock. Each of our directors and executive officers and their affiliates have indicated their present intention to vote, or cause to be voted, their shares of common stock for the election of the directors named herein and for the ratification of Eisner LLP as our independent auditors for our fiscal year ending September 30, 2009.

How You Can Vote

Registered Holders.  If you a registered holder of shares of our common stock (i.e., your name is listed on our transfer agent’s books as being held directly by you), you may vote in person at the Annual Meeting. If you vote in person at the Annual Meeting, you will be asked to complete a proxy card and submit it to the chairman of the meeting.

If you are a registered holder, you may also vote by proxy at the Annual Meeting. To vote by proxy, simply mark your proxy card “for,” “withhold,” “against” or “abstain” with respect to the proposals to be voted upon, date and sign it, and return it in the postage-paid envelope provided. All shares entitled to vote and represented by properly executed proxy cards that are received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If you are a registered holder, you may also cast your proxy electronically through the Internet or by telephone by following the instructions on your proxy card.

Beneficial Holders.  If you are not the holder of record of your shares (i.e., they are held in the name of a broker, bank or other nominee), you will receive a voting card from your broker, bank or other nominee (or an agent acting on behalf of such institution) that you must return to your broker, bank or other nominee or its agent in order for your shares to be voted. Your shares will then be voted by proxy by your broker, bank or other nominee. If you are not a holder of record of your shares, you will be entitled to vote electronically through the Internet or by telephone by following the instructions on the voting card that you receive from your broker, bank or other nominee (or an agent acting on behalf of such institution).

If your shares of common stock are held by a broker, bank or other nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the nominee holding your shares a properly executed legal proxy, identifying you as a shareholder of our company, authorizing you to act on behalf of the nominee at the Annual Meeting and specifying the number of shares with respect to which the authorization is granted.

Holders of Depository Interests.  Holders of depository interests will be mailed a Form of Instruction by the Depository Interest Registrar. Holders of depository interests who wish to vote at the meeting should return the Form of Instruction to the Depository Interest Registrar, marked with their voting instructions. Holders of depository interests will be entitled to vote electronically through the Internet by following the instructions on the Form of Instruction to the Depository Interest Register. Holders of depository interests will not be entitled to vote by telephone.

Voting of Proxies

Where a signed proxy card is returned, but no specific instructions are indicated, your shares will be voted FOR each of the proposals. Proxy cards marked as abstaining or withholding a vote will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as a vote cast in respect of any matter as to which abstinence or withholding a vote is indicated.

Revocation of Proxy Card

If you a registered holder and vote by proxy card, you may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by:

•	signing a written notice of revocation, dated later than the proxy card, and returning it to us, at 245 Park Avenue, New York, New York 10167 (Attn.: Secretary), prior to the Annual Meeting;

•	signing another proxy card with a later date and returning it to us, at 245 Park Avenue, New York, New York 10167 (Attn.: Secretary), prior to the Annual Meeting; or

•	attending the Annual Meeting in person and casting a ballot (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy card).

If you hold a depository interest and wish to revoke your voting instructions, you will need to contact the Depository Interest Registrar.

If you are either a registered holder or a beneficial holder whose shares are held in the name of a broker, bank or other nominee and you vote by the Internet or by telephone, you may vote again at a later date, using the same procedure, in which case the later submitted vote will be recorded and the earlier vote revoked.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth the number of shares of common stock, and the percentage of shares of voting stock, beneficially owned as of the Record Date (except as noted in the footnotes below) by (1) each director of our company, (2) each “named executive officer” (as such term is defined in “Executive Compensation” below); (3) all persons known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and (4) all current directors and named executive officers of our company as a group (9 persons). The information as to the number of shares of our common stock beneficially owned by the individuals and entities listed below is derived from reports filed with the Securities and Exchange Commission by such persons and company records. To our knowledge, except as indicated in the footnotes to the table, the persons named in the table have sole voting power and sole investment power with respect to all shares of our common stock shown as beneficially owned by them. Except as set forth below, the address of each of the following holders of shares of our common stock is c/o Allied Healthcare International Inc., 245 Park Avenue, New York, New York 10167.

	Number of
	Shares of		Percentage of
	Common Stock		Common Stock
	Beneficially		Beneficially
Name	Owned		Owned(1)

Alexander (Sandy) Young	116,839	(2)	*
Paul Weston	82,000	(3)	*
Sophia Corona	75,000	(4)	*
G. Richard Green	169,854	(5)	*
Mark Hanley	—		*
Wayne Palladino	102,164	(6)	*
Jeffrey S. Peris	121,000	(7)	*
Ann Thornburg	100,000	(8)	*
Mark Tompkins	140,000	(9)	*
Rutabaga Capital Management	4,847,744	(10)	10.8
Dimensional Fund Advisors LP	3,386,215	(11)	7.5
Keane Capital Management, Inc.	2,614,581	(12)	5.8
All current named executive officers and directors as a group (9 persons)	906,857	(13)	2.0

*	Less than 1%.

(1)	As of the Record Date, there were 44,986,229 shares of our common stock outstanding. The percentage given for each shareholder assumes that such shareholder has exercised the options held by such shareholder that are exercisable within 60 days of the Record Date, but that no other shareholders have exercised the options held by them.

(2)	Does not include 200,000 shares subject to options and 566,135 stock appreciation rights held by Mr. Young that are not exercisable within 60 days of the Record Date.

(3)	Consists of 82,000 shares subject to options held by Mr. Weston that are exercisable within 60 days of the Record Date. Does not include 80,000 shares subject to options held by Mr. Weston that are not exercisable within 60 days of the Record Date.

(4)	Consists of 75,000 shares subject to options held by Ms. Corona that are exercisable within 60 days of the Record Date. Does not include 75,000 shares subject to options held by Ms. Corona that are not exercisable within 60 days of the Record Date.

(5)	Consists of 3,000 shares of common stock held by Mr. Green, 57,995 shares of common stock held jointly by Mr. Green and his wife, 19,259 shares of common stock held by Orion Nominees Limited, an affiliate of Mr. Green, 87,000 shares subject to options held by Mr. Green that are exercisable within 60 days of the Record Date and 2,600 shares owned of record by Mr. Green’s wife, as to which Mr. Green disclaims beneficial ownership. Mr. Green has shared voting and shared dispositive power over the shares of our common stock held jointly by him and his wife and sole voting and sole dispositive power over the shares of our common stock held by Orion Nominees Limited. Does not include an additional 75,000 shares subject to options held by Mr. Green that are not exercisable within 60 days of the Record Date.

(6)	Consists of 6,164 shares of common stock held by Mr. Palladino and 96,000 shares subject to options that are exercisable within 60 days of the Record Date. Does not include an additional 75,000 shares subject to options held by Mr. Palladino that are not exercisable within 60 days of the Record Date.

(7)	Consists of 2,000 shares of common stock held by Dr. Peris and 119,000 shares subject to options held by Dr. Peris that are exercisable within 60 days of the Record Date. Does not include an additional 100,000 shares subject to options held by Dr. Peris that are not exercisable within 60 days of the Record Date.

(8)	Consists of 100,000 shares subject to options held by Ms. Thornburg that are exercisable within 60 days of the Record Date. Does not include 100,000 shares subject to options held by Ms. Thornburg that are not exercisable within 60 days of the Record Date.

(9)	Consists of 140,000 shares subject to options held by Mr. Tompkins that are exercisable within 60 days of the Record Date. Does not include 125,000 shares subject to options held by Mr. Tompkins that are not exercisable within 60 days of the Record Date.

(10)	The number of shares owned is given as of February 5, 2009, the date of execution of the Schedule 13G amendment filed by Rutabaga Capital Management (“Rutabaga”) with the Securities and Exchange Commission on such date. According to the Schedule 13G amendment, Rutabaga has sole voting power with respect to 1,746,600 shares of our common stock, shared voting power with respect to 3,101,144 shares of our common stock, sole dispositive power with respect to 4,847,744 shares of our common stock and shared dispositive power with respect to no shares of our common stock. Rutabaga’s address is 64 Broad Street, 3rd Floor, Boston, Massachusetts 02109.

(11)	The number of shares owned is given as of February 9, 2009, the date of execution of the Schedule 13G amendment filed by Dimensional Fund Advisors LP (“Dimensional”) with the Securities and Exchange Commission on such date. According to the Schedule 13G amendment, Dimensional has sole voting power with respect to 3,349,629 shares of our common stock, shared voting power with respect to no shares of our common stock, sole dispositive power with respect to 3,386,215 shares of our common stock and shared dispositive power with respect to no shares of our common stock. Dimensional’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(12)	The number of shares owned is given as of February 17, 2009, the date of execution of the Schedule 13G amendment filed by Keane Capital Management, Inc. (“Keane”) with the Securities and Exchange Commission on such date. According to the Schedule 13G amendment, Keane has sole voting power with respect to 2,614,581 shares of our common stock, shared voting power with respect to no shares of our common stock, sole dispositive power with respect to 2,614,581 shares of our common stock and shared dispositive power with respect to no shares of our common stock. Keane’s address is 3440 Torringdon Way, Suite 308, Charlotte, North Carolina 28277.

(13)	Includes an aggregate of 699,000 shares subject to options held by our executive officers and directors that are exercisable within 60 days of the Record Date and 2,600 shares owned of record by Mr. Green’s wife, as to which Mr. Green disclaims beneficial ownership.

PROPOSAL I:  ELECTION OF DIRECTORS

At the Annual Meeting, seven directors are to elected to our board of directors. The seven nominees for election whom shareholders are to vote upon are:

Sophia Corona

G. Richard Green

Mark Hanley

Wayne Palladino

Jeffrey S. Peris

Ann Thornburg

Alexander (Sandy) Young

All of the nominees are currently members of our board of directors. All of the nominees were nominated by our board of directors upon the recommendation of our Nominating Committee.

Our board of directors recommends that the shareholders vote FOR the election of the seven directors named above to our board.

The persons named in the enclosed proxy card intend to vote for the election of the individuals named above unless the proxy card is marked to indicate that such authorization is expressly withheld. Should any of the nominees become unable to serve when the election occurs, it is the intention of the person named in the enclosed proxy card to vote for the election of such other individuals as the board of directors recommends.

There is no cumulative voting for the election of directors.

Our Directors and Officers

The following table sets forth certain information concerning the officers of our company and the directors of our company who will continue in office after the Annual Meeting. (Ages are given as of the Record Date.)

Name	Age	Positions with our Company

Alexander (Sandy) Young	54	Chief Executive Officer and Director
Paul Weston	44	Chief Financial Officer
Leslie J. Levinson	54	Secretary
Sophia Corona	45	Director
G. Richard Green	69	Director
Mark Hanley	48	Director
Wayne Palladino	50	Director
Jeffrey S. Peris	63	Director
Ann Thornburg	59	Director

Certain biographical information regarding each director and officer is set forth below:

Alexander (Sandy) Young has served as chief executive officer and a director of our company since January 2008. From 2004 until joining our company, Mr. Young was the managing director of electronic security at Chubb Electronic Security (“Chubb”), a subsidiary of United Technology Corporation, a U.S.-based conglomerate. Prior to working at Chubb, Mr. Young worked for 27 years at Rentokil Initial, UK, a U.K.-based conglomerate, and its predecessors, rising from branch management to regional managing director for Northern Europe.

Paul Weston assumed the office of chief financial officer of our company on October 1, 2008. From May 2008 until September 2008, Mr. Weston served as our company’s chief financial office designate and, from 2004 until September 2008, Mr. Weston served as the company’s financial director in the United Kingdom, with responsibility for all of our U.K. operating subsidiaries. In addition, from June 2006 until July 2006, Mr. Weston served as interim chief financial officer of our company. From 2001 to 2004, Mr. Weston was group financial controller at SSL plc, a global manufacturer and distributor of healthcare and consumer products, and prior to that he spent seven years in various corporate finance positions for the European operations of Fruit of the Loom, a textile manufacturer. Mr. Weston qualified with the Institute of Chartered Accountants (ACA) in England and Wales in 1990.

Leslie J. Levinson has served as secretary of our company since September 1999 and had previously served in such capacity from October 1990 until July 1997. Since April 2009, he has been a partner in the law firm of Edwards Angell Palmer & Dodge LLP, which firm serves as counsel to our company. From March 2007 until April 2009, he was a partner in WolfBlock LLP, which firm served as counsel to our company. From 2002 until March 2007 he was a partner in Brown Raysman Millstein Felder & Steiner LLP and its successor, Thelen Reid Brown Raysman & Steiner LLP, which firm served as counsel to our company, and from 1991 until 2002 he was a partner in the law firm of Baer Marks & Upham LLP, which firm served as counsel to our company.

Sophia Corona has been a director of our company since November 2006. Since February 2007, she has been employed by Creditex Group Inc., an inter-dealer broker that provides market participants with an electronic credit derivatives trading platform, where she currently serves as chief financial officer. From April 2006 until February 2007, Ms. Corona was a financial advisor to privately-owned companies. From October 2001 until March 2006, she was the chief financial officer of Bigfoot Interactive, Inc (now known as Epsilon Interactive, Inc.), a provider of e-mail communications and marketing services, which was acquired by Alliance Data Systems Corporation, a New York Stock Exchange-listed company that is a provider of transaction services, credit services and marketing services, in September 2005. From 2000 until 2001, Ms. Corona was the vice president of business development for Visual Radio, LLC, a technology incubation fund that she co-founded in 1996 and in which she was employed as the chief financial officer from 1996 until 1998. From 1998 until 2000, she was a senior vice president with Prism Communications Services, Inc., a telecommunications provider.

G. Richard Green has been a director of our company since August 1998. Mr. Green has been the chairman since 1987 and a director since 1964 of J.H. & F.W. Green Ltd., a conglomerate based in the United Kingdom. Since 1964, Mr. Green has held various positions at J.H. & F.W. Green Ltd. and several of its subsidiaries.

Mark Hanley has been a director of our company since January 2009. Mr. Hanley previously served as a member of the board of directors of our company from November 2005 until April 2007. Since February 2007, Mr. Hanley has served as the president and chief executive officer of Clinical Research Advantage Inc., a pharmaceutical clinical trials company. From August 2005 until February 2007, he was a consultant to companies in the healthcare industry. From 2000 to August 2005, Mr. Hanley was president and chief executive of O2 Science Acquisition Corporation, a provider of respiratory services. From 1998 to 1999, he was a senior vice president, sales and marketing, of Coram Healthcare Corporation, which provides specialized home infusion therapies and services in the United States and Canada. From 1995 to 1997, Mr. Hanley was an executive director/director of business development of Transworld Healthcare (UK) Limited, a subsidiary of the Company now known as Allied Healthcare Holdings Limited. From 1987 to 1995, he held various positions with Apria Healthcare Group, Inc., a California-based home healthcare company.

Wayne Palladino has been a director of our company since September 2003. Mr. Palladino has worked at Pzena Investment Management LLC, an asset management firm, since June 2002, where he currently serves as chief financial officer and head of client service. From August 2000 until June 2002, he was senior vice president and chief financial officer of Lillian Vernon Corporation, a catalog retailer. Mr. Palladino was a vice president of our company from February 1991 until September 1996, senior vice president of our company from September 1996 until August 2000 and chief financial officer of our company from February 1991 until August 2000.

Jeffrey S. Peris has been a director of our company since May 1998 and the interim non-executive chairman of the board since April 2009. Since May 2006, Dr. Peris has served as an executive advisor to leading established global and new business entities. Dr. Peris served as the vice president of human resources and chief learning officer of Wyeth (formerly American Home Products Corporation), a pharmaceutical company, from 2001 until 2006. Dr. Peris was the vice president of business operations of Knoll Pharmaceutical (Abbott Laboratories), where he was responsible for human resources and corporate communications, from 1998 until 2001. Dr. Peris was a management consultant to various Fortune 100 companies from 1997 until 1998. From 1972 until 1997, Dr. Peris was employed by Merck Co., Inc., a pharmaceutical company, where he served as the executive director of human resources from 1985 until 1997, the executive director of marketing from 1976 until 1985, and the director of clinical biostatistics and research data systems from 1972 until 1976.

Ann Thornburg has been a director of our company since November 2006. From October 1982 until September 2006, Ms. Thornburg was a partner at PricewaterhouseCoopers LLP, an auditing firm. At PricewaterhouseCoopers LLP, she served in a variety of client service and management roles, including acting as audit partner for major health care clients. From 2001 until 2005, Ms. Thornburg was a member of the U.S. Board of Partners and Principals of PricewaterhouseCoopers LLP. Since July 2007 she has been a member of the faculty of the Kennedy School of Government at Harvard University.

All directors of our company are elected by the shareholders for a one-year term and hold office until their successors are elected and qualified or until their earlier death, resignation or removal. Officers are chosen by and serve at the discretion of the board of directors, subject to any applicable employment contracts. There are no family relationships among our directors and officers.

Director Independence

Our board of directors has determined that Sophia Corona, G. Richard Green, Mark Hanley, Wayne Palladino, Jeffery A. Peris, Ann Thornburg and Mark Tompkins are “independent directors,” as such term is defined in the rules of the Nasdaq Stock Market. The only current member of our board of directors who is not independent is Alexander (Sandy) Young, who serves as an executive officer of our company. Mr. Tompkins’ term as a director will cease following the Annual Meeting.

All of the members of our Audit Committee, our Compensation Committee and our Nominating Committee are “independent directors,” as such term is defined in the rules of the Nasdaq Stock Market. The members of our Audit Committee also satisfy the requirements for independence imposed upon audit committee members by Rule 10A-3 promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission.

The Nasdaq rules for independent directors provide, among other things, that a director cannot be considered independent if he or she has been employed by the issuer in the past three years. In considering whether Mr. Palladino qualifies as an “independent director” under the Nasdaq rules, our board of directors considered the fact that he served from February 1991 until August 2000 as an officer of our company in various positions (including chief financial officer). In considering whether Mr. Hanley qualifies as an “independent director” under the Nasdaq rules, our board of directors considered the fact that he served from 1995 to 1997 as an officer of a subsidiary of our company and that he also served as an “independent director” of our company from November 2005 until April 2007.

Meetings of the Board of Directors

The business of our company is managed under the direction of our board of directors. Members of the board of directors are informed about our company’s affairs through various reports and documents distributed to them, through operating and financial reports routinely presented at meetings of the board of directors and committee meetings by the chairman and other officers, and through other means. In addition, directors of our company discharge their duties throughout the year not only by attending board of directors’ meetings, but also through personal meetings and other communications, including telephone contact with the chairman of the board and others regarding matters of interest and concern to our company.

During our fiscal year ended September 30, 2008, our company’s board of directors held nine formal meetings (not including executive sessions of the directors at which only independent directors were present) and acted by written consent (which must be unanimous) in lieu of a meeting on one separate occasion. During our fiscal year ended September 30, 2008, no director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and any committees on which he or she served.

Board Committees

The board of directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The members of each committee are appointed by the board of directors.

Audit Committee.  The Audit Committee assists our board of directors in monitoring (1) the integrity of our financial statements, (2) the independence and qualifications of our independent auditors, and (3) the performance of our independent auditors and our internal audit functions. The current written charter for the Audit Committee was adopted by our board of directors on May 4, 2007. A copy of the charter of the Audit Committee is available on our website at www.alliedhealthcare.com under “Investors.”

The Audit Committee consists of Ms. Corona, Mr. Palladino and Ms. Thornburg. Ms. Thornburg serves as chairman of the Audit Committee. Each member of the Audit Committee is an “independent director,” as such term is defined in the rules of the Nasdaq Stock Market. The board of directors has determined that Ann Thornburg is an “audit committee financial expert,” as such term is defined in the regulations promulgated by the Securities and Exchange Commission.

The Audit Committee was in session during each of the nine formal meetings of our company’s board of directors during our fiscal year ended September 30, 2008. The Audit Committee also held four formal meetings during that period; it did not act by written consent in lieu of a meeting during that period.

Compensation Committee.  The Compensation Committee reviews and approves overall policy with respect to compensation matters, including such matters as compensation plans for employees and employment agreements and compensation for executive officers. The current written charter for the Compensation Committee was adopted by our board of directors on May 10, 2005. A copy of the charter of the Compensation Committee is available on our website at www.alliedhealthcare.com under “Investors.”

The Compensation Committee consists of Ms. Corona and Messrs. Green and Peris. Dr. Peris serves as chairman of the Compensation Committee. All of the members of the Compensation Committee are “independent directors,” as such term is defined in the rules of the Nasdaq Stock Market.

The Compensation Committee was in session during each of the nine formal meetings of our company’s board of directors during our fiscal year ended September 30, 2008. The Compensation Committee also four formal meetings during that period; it did not act by written consent during that period. In addition, the members of the Compensation Committee held numerous informal meetings (consisting generally of telephone conference calls) among themselves during fiscal 2008.

Nominating Committee.  The purposes of the Nominating Committee are to (1) identify individuals qualified to become members of our board of directors, (2) recommend to the board a slate of director nominees to be elected by shareholders and (3) recommend to the board director candidates to be elected by the board to fill any vacancies. The current written charter for the Nominating Committee was adopted by our board of directors on February 15, 2008. A copy of the charter of the Nominating Committee is available on our website at www.alliedhealthcare.com under “Investors.” In addition, the Nominating Committee led the process of identifying, screening and interviewing candidates for the position of chief executive officer of our company that was filled when Alexander (Sandy) Young assumed such position in January 2008.

The Nominating Committee consists of Ms. Corona, Mr. Green, Dr. Peris and Ms. Thornburg. Dr. Peris serves as chairman of the Nominating Committee. All of the members of the Nominating Committee are “independent directors,” as such term is defined in the rules of the Nasdaq Stock Market.

During our fiscal year ended September 30, 2008, the Nominating Committee held a number of formal meetings; it did not act by written consent in lieu of a meeting during that period.

Director Nominations

The nominees to our board of directors to be voted on at the Annual Meeting were recommended to our board of directors by the unanimous vote of the members of the Nominating Committee and the board has recommended that shareholders vote in favor of all of the directors being elected at the Annual Meeting.

We have generally used our existing directors, officers and large shareholders to identify nominees for directors. We have historically not engaged third parties to assist us in identifying director nominees.

The Nominating Committee charter provides that, in recommending the selection of a nominee for director, the Nominating Committee shall do so based on such nominee’s integrity, skill, leadership ability, financial sophistication and capacity to help guide our company, as well as such other considerations as the Nominating Committee shall deem appropriate. In addition, the Nominating Committee charter provides that the Nominating Committee shall, in considering whether to recommend a nominee for director, consider all requirements of applicable laws and regulations, as well as our charter documents, with regard to director qualifications.

The Nominating Committee charter provides that the Nominating Committee shall establish specific minimum qualifications that must be met by any nominee to be selected or recommended by the Nominating Committee and the specific qualities or skills that the Nominating Committee may determine from time to time to be necessary for one or more of our directors to possess. The Nominating Committee has determined that, in selecting or recommending a nominee, it shall consider, at a minimum, (i) whether the nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Director’s oversight of the business and affairs of the company, (ii) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities, and (iii) whether the nominee has any material personal, financial or professional interest in a competitor of the company. In order for the Nominating Committee to maintain flexibility in choosing appropriate board candidates, the Nominating Committee will not require that nominees meet any other specific or minimum requirements. When evaluating potential director candidates, the Nominating Committee will consider, in addition to the minimum requirements set forth above and in addition to those contained in the charter of the Nominating Committee, such matters as it deems appropriate, including the candidate’s independence under the rules of The Nasdaq Stock Market LLC. All nominees are expected to be able to commit the time and effort necessary to fulfill their duties and responsibilities as a director.

The Nominating Committee does not have a formal policy with regard to the consideration of director nominees submitted by a shareholder. The Nominating Committee does not believe that a formal policy is appropriate or necessary given the size and composition of the board and the fact that only one shareholder nomination has been made in the last ten years, and this one shareholder nomination did not comply with the provisions of the following paragraph. The Nominating Committee intends to review periodically whether a formal policy with regard to shareholder nominations should be adopted.

The Nominating Committee will consider proposed nominees whose names are submitted by shareholders. Proposals made by shareholders for nominees at an annual meeting of shareholders must be received by us at our principal executive offices, 245 Park Avenue, New York, New York 10167 (Attn.: Secretary) no later than 120 days prior to the anniversary of the mailing of our proxy statement for use in the previous year’s annual meeting of shareholders. However, if we change our annual meeting date by more than 30 days from the date of the previous annual meeting, the proposal must be received by at our principal executive offices no later than the close of business on the 10th day following the day on which notice of the date of the upcoming annual meeting is publicly disclosed. Any shareholder proposal to consider a director nominee must include all information relating to the proposed director nominee that would be required to be disclosed in a proxy statement relating to the solicitation of proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. Shareholders nominees will be evaluated in the same manner as nominees submitted by directors, officers and large shareholders.

As required by the rules of the Nasdaq Stock Market, the Nominating Committee has adopted a resolution that addresses the nominations process. The foregoing is a summary of such resolution.

Communications with the Board

Shareholders may communicate with our board of directors by sending a letter to our principal executive offices, 245 Park Avenue, New York, New York 10167 (Attn.: Secretary). Our corporate secretary will forward the correspondence to our chairman or, if the correspondence is directed to a specific director, such director, unless the correspondence is unduly hostile, threatening or illegal, or unless it does not reasonably relate to our company or our business or is otherwise inappropriate. Notwithstanding the foregoing, our corporate secretary may determine to forward any such correspondence, even if addressed to a specific director, to the entire board.

Attendance at Annual Meetings by Board Members

Our company does not have a formal policy regarding attendance by board members at annual meeting of shareholders. Nevertheless, directors are encouraged, but not required, to attend such meetings. Six of our eight directors then in office attended our 2008 annual meeting of shareholders.

Code of Conduct

In September 2003, our board of directors adopted a Code of Conduct that applies to all of our directors, officers and employees, including our chief executive officer and our chief financial officer. As required by the regulations of the Securities and Exchange Commission, the Code of Conduct is designed to deter wrongdoing and to promote:

(1)  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

(2)  full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

(3)  compliance with applicable governmental laws, rules and regulations;

(4)  the prompt internal reporting of violations of the Code of Conduct to the Audit Committee; and

(5)  accountability for adherence to the Code of Conduct.

A copy of our Code of Conduct is filed as an exhibit to our annual report on Form 10-K for the fiscal year ended September 30, 2003. A copy of our Code of Conduct is available on our website at www.alliedhealthcare.com.

Report of the Audit Committee

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Audit Committee is appointed by the board of directors to assist the board in monitoring (a) the integrity of the financial statements of our company, (b) the independence and qualifications of our company’s independent auditors, and (c) the performance of our company’s independent auditors and internal audit functions. Management has primary responsibility for preparing the financial statements and financial reporting process. Our independent auditors for our fiscal year ended September 30, 2008, Eisner LLP, were responsible for expressing an opinion on the conformity of our audited consolidated financial statements and financial statement schedules to accounting principles generally accepted in the United States.

The Audit Committee hereby reports as follows:

1.  The Audit Committee has reviewed and discussed with management the audited consolidated financial statements of our company for our fiscal year ended September 30, 2008.

2.  The Audit Committee has discussed with Eisner LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, entitled “Communications with Audit Committees” (“SAS 61”), as adopted by the Public Company Accounting Oversight Board. SAS 61 requires the auditor to communicate a number of items to the audit committee during the course of the financial statement audit, including, but not limited to, the auditor’s responsibility under generally accepted auditing standards and significant accounting policies and unusual transactions.

3.  The Audit Committee has received the written disclosures and the letter from Eisner LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Eisner LLP its independence from our company.

4.  Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the board of directors that the audited consolidated financial statements of our company be included in our annual report on Form 10-K for our fiscal year ended September 30, 2008 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this report to the board of directors.

The Audit Committee:
Sophia Corona
Wayne Palladino
Ann Thornburg

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

This Compensation Discussion and Analysis addresses the compensation of our “named executive officers.” Our “named executive officers” consist of all individuals who served as our principal executive officer and our principal financial officer during fiscal 2008, as well as each of the other most-highly compensated executive officers of our company whose total annual compensation exceeded $100,000 in fiscal 2008. These individuals are listed in the following table:

Name	Title

Alexander (Sandy) Young	Chief Executive Officer(1)
Sarah L. Eames	Deputy Chairman, Interim Chief Executive Officer and Executive Vice President(2)
David Moffatt	Chief Financial Officer(3)
Paul Weston	Chief Financial Officer Designate(4)

(1)	Mr. Young became our chief executive office in January 2008.

(2)	Ms. Eames assumed the positions of deputy chairman and interim chief executive officer of our company in July 2007 and served in such capacities until January 2008. From January 2008 until April 2008, Ms. Eames served as executive vice president of our company, which was the position she held prior to becoming deputy chairman and interim chief executive officer.

(3)	Mr. Moffatt resigned as chief financial officer of our company effective September 30, 2008.

(4)	Mr. Weston was appointed chief financial officer designate of our company in May 2008. Prior to that date, he had been employed as our company’s financial director in the United Kingdom. On October 1, 2008, Mr. Weston became the chief financial officer of our company.

The Compensation Committee

Our Compensation Committee reviews and approves overall policy with respect to compensation matters for our executive officers, including compensation plans and employment agreements. The current written charter for our Compensation Committee was adopted by our board of directors on May 10, 2005. A copy of the charter of the Compensation Committee is available on our website at www.alliedhealthcare.com.

Our Compensation Committee consists of Sophia Corona, G. Richard Green and Jeffrey S. Peris. Dr. Peris serves as chairman of the Compensation Committee.

The charter of the Compensation Committee requires that each member of the Compensation Committee satisfy the definition of “independent director,” as that term is defined in the rules of the Nasdaq Stock Market. Members of the Compensation Committee are appointed by the full board, which makes the determination that a director is an “independent director,” as defined in the Nasdaq rules.

Other than the requirement that they be independent, the charter of the Compensation Committee does not require that members of the Compensation Committee have any special qualifications. However, in appointing Dr. Peris to the Compensation Committee, and as its chairman, the board considered the fact that he has spent over 20 years overseeing human resources at leading global pharmaceutical companies, during which time he was involved in the hiring, compensation, retention and termination of employees of all levels, including senior corporate and divisional executives. Likewise, in appointing Mr. Green to the Compensation Committee, the board considered the fact that he has been a director and officer for over 25 years at J.H. & F.W. Green Ltd., a conglomerate based in the United Kingdom, and, in such capacities, has been involved in all aspects of executive compensation.

Policy

Our Compensation Committee believes that the compensation for the executive officers of our company should be designed with the objective of attracting, motivating and retaining talented individuals who contribute to the success of our company. The Compensation Committee has used the components of compensation discussed below in an effort to reward executive officers whose performance is essential to the Company’s success, both in the near-term and over the long-term, and to encourage their continued service with our company. Our Compensation Committee also reviews individual contributions to our company and the financial performance of our company in determining the compensation to recommend to the board.

Our compensation program is comprised of three elements: (a) base salary; (b) short-term incentive awards in the form of cash bonuses; and (c) a long-term incentive program, which consists principally of stock option awards in which participants receive an economic benefit only if the trading price of our common stock increases or, in certain cases, if certain specified financial goals set forth in the option awards are met by our company. We have also granted our chief executive officer stock appreciation rights as part of our long-term incentive program.

Base Salary.  The Compensation Committee strives to set a fair and competitive base salary for each of the executive officers of our company. The Compensation Committee reviews the base salaries of our executive officers from time to time, but generally makes few changes in base salaries except upon a change in position. In general, it is the Compensation Committee’s view that increases in the cash compensation of our executive officers should be achieved through the awarding of bonuses, rather than through an increase in base salary. However, when the Compensation Committee contemplates an adjustment to base salary, various factors are considered, including company performance, the executive’s individual performance, scope of responsibility and changes in that scope (including as a result of promotions), tenure, prior experience and competitive market practice.

Bonus.  The Compensation Committee may award, or recommend that the full board award, cash bonuses to executive officers that are tied to individual contributions to our company and the financial performance of our company. We do not have a written bonus plan in place; rather, individual awards of bonus payments are determined, or recommended to the full board, by our Compensation Committee based upon its assessment of the contribution by the individual to our company and our financial performance, as well as such other factors as the Compensation Committee may deem relevant at the time of determining the bonus.

Long-Term Incentives.  The Compensation Committee uses long-term incentives, such as stock option grants, to align the financial interests of our executive officers with those of our company’s shareholders, to provide that our executive officers have a continuing stake in our long-term success, and to provide executive officers with an incentive to manage our company from the perspective of an owner. We typically grant options with an exercise price equal to the closing price of a share of our company’s common stock on the Nasdaq Global Market on the date of grant, so that the executives to whom they are granted will only realize value if the trading price of our shares increase or, in certain cases, if certain specified financial goals set forth in the option awards are met by our company.

Historically, we have granted stock options subject to time-based vesting. However, in fiscal 2007 and fiscal 2008 we awarded some of our executive officers, as well as some of non-executive officers, performance-based option awards that vest only if our company’s financial performance meets certain specified criteria. These options will only be of value to those awarded the options if our company meets the performance criteria specified in the option grants. As it is increasingly common for stock option grants to include performance-based option awards, we incorporated that component to trigger vesting of the option grants. The terms of the performance-based options that we awarded in fiscal 2008 to our named executive officers are described below under “Compensation of Our Named Executive Officers — Stock Option Grants.”

In April 2009 we granted to Mr. Young stock appreciation rights that will be settled in shares of our common stock. The exact amount to be awarded to Mr. Young pursuant to the stock appreciation rights will be dependent on the average growth during the period from October 1, 2009 through September 30, 2011 in sales, earnings per share and earnings before interest, taxes and amortization (EBITA) of our company as compared to the base year ended September 30, 2007. The stock appreciation rights are described in more detail in “Employment Agreements; Potential Payments Upon Termination or Change-in-Control.” In connection with the negotiation of Mr. Young’s employment agreement, the Compensation Committee determined that a long-term incentive award was an appropriate equity incentive to further align Mr. Young’s interests with those of shareholders, as well as a means to provide Mr. Young with liquidity upon the exercise of such rights. There is no current expectation that a long-term incentive award will be adopted for other executive officers.

No constant criteria or formula is used in determining the amount of a bonus or the number of options to award to our executive officers or in determining the allocation of compensation among salary, bonus and stock options grants. The Compensation Committee considers compensation in total (base salary, bonus and long-term incentives) for each executive officer. The Compensation Committee uses its discretion to make a determination of the effectiveness of the executive and the extent of the executive’s contributions to the Company’s success and, based on that determination, recommends to the full board the amount of a bonus and/or the number of stock options to be awarded to executive officers. In determining the bonus amounts for fiscal 2007 and fiscal 2008, the Compensation Committee reviewed the practices of other companies with similar businesses and similar positions in the marketplace that are of like size. In determining whether to make grants of options to our executive officers, the Compensation Committee will often review the history of prior grants made to these individuals, the status of the vesting of prior grants and the amounts, if any, that have been or may be realized by these individuals from the prior grants. The results of this review may also be considered in recommending option awards.

We generally pay bonuses shortly after our fiscal year has ended, in conjunction with a review of our company’s performance during that fiscal year. We do not have fixed dates on which we issue options. Often, but not always, we grant options before or shortly after our fiscal year has ended, in conjunction with a review of our company’s performance during that fiscal year and the determination of bonus awards. We also often issue options to executive officers when they are hired or when they assume a new position or take on greater responsibilities. We usually grant options outside of the blackout period established under our insider trading policy during which directors and executive officers are forbidden to purchase or sell their shares of our common stock. We do not have a program, plan or practice to coordinate option grants to our executives or any other recipients of options with the release of material non-public information.

The Compensation Committee has not historically benchmarked or tied any element of compensation to the performance by our company relative to a peer group or to a broader index, such as the S&P 500 Index, and it did not do so in fiscal 2007 or fiscal 2008.

In addition to the three main elements of compensation, we have traditionally paid for some personal benefits and perquisites of our executive officers. The amounts of the personal benefits and perquisites have traditionally been modest. While the personal benefits and perquisites that we award confer a direct or indirect benefit, often of a personal nature, on our executive officers and are not generally available to all employees, our Compensation Committee and board have determined that there are sound business reasons for awarding them, such as the ability to attract and retain executive officers. For example, as discussed below under the “Summary Compensation Table,” in fiscal 2008 we provided a car allowance to each of our four named executive officers. Our Compensation Committee believes that a car allowance for members of senior management is a standard reimbursement item for similarly-situated companies and is thus a necessary expense to attract and retain executive officers.

Our executive officers also participate in benefit programs available to employees generally, such as health insurance. In addition, our company pays for a group life insurance policy that covers certain of our employees, including Mr. Young and Mr. Weston. Benefits under the group life insurance policy are payable to the beneficiaries of the covered employees in the event of their death. The amount of the premium attributable to coverage of each of Mr. Young and Mr. Weston under this group life insurance policy is de minimus.

Process

Under Nasdaq rules, the compensation of our executive officers must be determined, or recommended to the board for determination, by the Compensation Committee. As a general matter, the Compensation Committee recommends, for full board consideration and approval, the compensation of our executive officers, to the extent not set forth in an executive officer’s employment agreement. The Compensation Committee seeks the input of our chairman and chief executive officer in determining the compensation of executive officers other than the chief executive officer to recommend to the full board. While the Compensation Committee also seeks input from the chief executive officer on what he believes is an appropriate salary for himself, the Compensation Committee determines in its discretion, at a meeting of the committee at which no members of management are present, the amount of chief executive officer compensation to recommend to the full board.

The Compensation Committee was in session during each of the formal meetings of our company’s board of directors during the fiscal year ended September 30, 2008. The Compensation Committee also held four formal meetings during fiscal 2008; it did not act by unanimous written consent during that period. The members of the Compensation Committee held numerous informal meetings (consisting generally of telephone conference calls) among themselves during fiscal 2008. Mr. Young’s employment agreement was approved by the full board in January 2008. Prior to this approval, the members of the Compensation Committee had spent considerable time in negotiating Mr. Young’s employment agreement, so that by the time the full board approved the employment agreement it bore the imprimatur of the Compensation Committee. Mr. Young’s employment agreement and his related bonus arrangement is described below under “Employment Agreements and Payments upon Termination of Control.”

At the four formal meetings of the Compensation Committee that were held in fiscal 2008, no individuals other than the members of the Compensation Committee were present. However, during its informal meetings that it held throughout fiscal 2008, advisors were often present when executive compensation was discussed.

In fiscal 2008, we retained Towers Perrin, a leading compensation consultant with expertise in healthcare services industry compensation practices, to assist it in structuring Mr. Young’s compensation. Towers Perrin provided a third-party perspective based on their extensive knowledge of the healthcare services industry and it advised the Compensation Committee of developments in the design of compensation programs. At the Compensation Committee’s discretion, Towers Perrin may be asked to attend and participate in Compensation Committee meetings that deal with executive pay matters.

To the knowledge of the members of the Compensation Committee, no member of management retained a compensation consultant on his or her behalf during fiscal 2008.

Compensation of our Named Executive Officers

This section discusses the amount of each element of compensation paid to our named executive officers in respect of fiscal 2008.

Base Salary.  The base salaries for fiscal 2008 for Alexander (Sandy) Young, who has served as chief executive officer of our company since January 2008, Sarah L. Eames, who served as deputy chairman and interim chief executive officer from July 2007 until January 2008 , David Moffatt, who served as chief financial officer of our company during fiscal 2008, and Paul Weston, who served as chief financial officer designate from May 2008 until September 2008, were approved by the full board, upon the recommendation of the Compensation Committee. In the case of Mr. Young, his base salary was negotiated and memorialized in the employment agreement that he entered into in January 2008 when he became our chief executive officer. In the case of Mr. Moffatt, his base salary in fiscal 2008 was the same as in fiscal 2007. Mr. Weston received an increase in base salary when he was appointed as chief financial officer designate in May 2008. In the case of Ms. Eames, her base salary during fiscal 2008 was the amount set forth in her amended and restated employment agreement executed in October 2006, when she was an executive vice president of our company. She did not receive an increase in salary in July 2007, when she assumed her new positions as deputy chairman and interim chief executive officer of our company, nor was her salary reduced in January 2008 when she ceased serving in these roles and resumed her role as executive vice president.

Bonus.  The Compensation Committee recommended to the board of directors that Mr. Young be paid a bonus of £65,000 ($128,252) in respect of our 2008 fiscal year and that Mr. Weston be paid a bonus of £44,000 ($86,816) in respect of our 2008 fiscal year. The non-executive members of the board of directors approved the recommendations of the Compensation Committee. Neither Ms. Eames nor Mr. Moffatt received a bonus in respect of our 2008 fiscal year. However, our company did award Mr. Moffatt a £57,000 (approximately $112,000) separation bonus in connection with the termination of his employment. This bonus was awarded to him in October 2008 in recognition of his contributions to our company and arranging a smooth transition of his responsibilities to Mr. Weston. In December 2007, the Compensation Committee had recommended to the board that Mr. Moffatt be awarded a bonus of £75,000 on January 1, 2009, provided that he was still employed by our company on that date. The full board approved this recommendation. Mr. Moffatt did not receive this bonus, because he resigned as chief financial officer of our company effective as of September 30, 2008.

In determining the bonuses to recommend, the Compensation Committee, in addition to reviewing our financial performance during the year, took note of the fact that Mr. Young and Mr. Weston had performed their duties well and achieved a smooth transition of responsibilities from their respective predecessors.

Long-Term Incentives — Stock Option Grants.  During fiscal 2008, we granted the following options to purchase shares of our common stock under our 2002 Stock Option Plan to our named executive officers as compensation in respect of our 2008 fiscal year, all of which have time-based vesting and performance-based vesting: (1) 200,000 to Mr. Young, and (2) 80,000 to Mr. Weston. The exercise price of Mr. Young’s options is $2.11 per share and the exercise price of Mr. Weston’s options is $2.01 per share (in each case, the closing price of a share of our common stock on the date of grant). Mr. Young’s options have a seven-year term and Mr. Weston’s options have a ten-year term.

In addition, we granted options to purchase 50,000 shares of our common stock to Ms. Eames pursuant to the transitional services agreement described below. We did not grant any options to Mr. Moffatt in respect of our 2008 fiscal year.

Mr. Young’s options were granted pursuant to the employment agreement with our company that he entered into in January 2008. Pursuant to this employment agreement, his options will vest in full on the fourth anniversary of the grant date, subject to the satisfaction by our company of certain performance criteria. These performance criteria were finalized in April 2009, after the completion of our 2008 fiscal year, and are described in “Employment Agreements; Potential Payments Upon Termination or Change-in-Control.”

The terms of the options granted to Mr. Weston in fiscal 2008 provided that 25% will vest on the date that our company files its annual report on Form 10-K for its fiscal year ending September 30, 2009 with the Securities and Exchange Commission, 25% will vest on May 14, 2010 and 50% will vest on May 14, 2011. In addition to, and not in lieu of these time-based vesting requirements, the options are subject to performance-based vesting requirements as follows:

•	if our earnings before interest, taxes, depreciation and amortization (“EBITDA”) for fiscal 2009 exceeds our EBITDA for fiscal 2008 by 20% or more, then all of the options will vest;

•	if our EBITDA for fiscal 2009 exceeds our EBITDA for fiscal 2008 by 15% or more but less than 20%, then 50% of the options will vest;

•	if our EBITDA for fiscal 2009 exceeds our EBITDA for fiscal 2008 by 10% or more but less than 15%, then 25% of the options will vest; and

•	if our EBITDA for fiscal 2009 exceeds our EBITDA for fiscal 2008 by less than 10%, then none of the options will vest.

Long-Term Incentives — Stock Appreciation Rights.  In April 2009, after the completion of our 2008 fiscal year, we granted to Mr. Young stock appreciation rights that will be settled in shares of our common stock. The exact amount to be awarded to Mr. Young pursuant to the stock appreciation rights will be dependent on the average growth during the period from October 1, 2009 through September 30, 2011 in sales, earnings per share and earnings before interest, taxes and amortization (EBITA) of our company as compared to the base year ended September 30, 2007. The stock appreciation rights are described in more detail in “Employment Agreements; Potential Payments Upon Termination or Change-in-Control.”

Personal Benefits and Perquisites.  Our company has traditionally paid a relatively modest amount to our named executive officers by way of personal benefits and perquisites. For each of our three named executive officers, we paid a car allowance in fiscal 2008 ($17,060 in the case of Mr. Young, $4,247 in the case of Ms. Eames, $17,758 in the case of Mr. Moffatt and $7,399 in the case of Mr. Weston). We also contributed $44,781, $56,233 and $19,114, respectively, to Mr. Young’s, Mr. Moffatt’s and Mr. Weston’s U.K.-based private pension fund. The contribution to Mr. Young’s, Mr. Moffatt’s and Mr. Weston’s private pension fund was made pursuant to the terms of their respective employment agreements.

In January 2008, in connection with stepping down as the interim chief executive officer and deputy chairman of our company, Ms. Eames entered into a transitional services agreement with our company pursuant to which she agreed, for a period of one year beginning on April 17, 2008, to provide transition services to our chief executive officer and any other persons designated by our chief executive officer, not to exceed more than three days in any calendar month. As compensation for providing transition services, we agreed to pay Ms. Eames $25,000 on each of August 1, 2008, November 1, 2008, February 1, 2009 and May 1, 2009 (or an aggregate of $100,000).

Pursuant to the transitional services agreement, our company also agreed to grant Ms. Eames an option to purchase 50,000 shares of our common stock. We issued this option in February 2008. The option had an exercise price of $2.11 per share and was subject to time vesting, but not performance-based vesting. The option provided that 12,500 of the shares subject to the option vested on each of the date of grant, November 1, 2008, February 1, 2009 and May 1, 2009. The option also provided that, if Ms. Eames ceased to serve as a director of our company, the option would expire three months after cessation of her directorship. Ms. Eames was not nominated for election at the annual meeting of our shareholders that was held on May 14, 2008 and, consequently, the option expired in August 2008 with only 12,500 shares subject to the option having vested.

The terms of the transitional services agreement were reached after negotiations with Ms. Eames. The transitional services agreement was negotiated by an ad hoc committee of non-executive directors appointed for that purpose and approved by the full board.

Potential Payments upon Termination or Change of Control

As discussed more fully below under “Employment Agreements; Potential Payments Upon Termination or Change-in-Control,” we have entered into employment agreements with each of Mr. Young and Mr. Weston. Prior to their resignation from our company in fiscal 2008, each of Ms. Eames and Mr. Moffatt was also a party to an employment agreement with our company. The decisions to enter into employment agreements and the terms of those agreements were based on our company’s need to attract and retain executives responsible for the long-term growth of our company.

Pursuant to our employment agreement with Mr. Young, we are required to give him at least 12 months notice of termination of employment. Pursuant to our employment agreement with Mr. Weston, we are required to give him six months notice of termination of employment. In addition, Mr. Weston’s employment agreement provides that if he is terminated due to an acquisition, we will pay him 12 months’ salary in lieu of notice. (Mr. Moffatt’s employment agreement provided that he was entitled to 12 months’ salary in the event that he was terminated due to an acquisition, but this provision was not triggered during Mr. Moffatt’s tenure with our company.)

We have structured Mr. Weston’s change in control severance compensation as “double trigger” benefits. In other words, the change of control does not itself trigger benefits; rather, benefits are paid only if the employment of the executive is terminated due to a change of control. We believe a “double trigger” benefit maximizes shareholder value because it prevents an unintended windfall to executives in the event of a friendly change of control, while still providing appropriate incentives to cooperate in negotiating any change of control. In all, the severance benefits were designed to provide our executive officers with a certain measure of job security and protection against termination without cause and termination or loss of employment through no fault of their own.

Information regarding our change of control arrangements with Mr. Weston is set forth below under “Employment Agreements; Potential Payments Upon Termination or Change-in-Control.”

Tax and Accounting Implications of Executive Compensation

Tax and accounting issues are considered by the Compensation Committee in setting compensation policies.

Section 162(m) of the Internal Revenue Code denies a deduction to any publicly-held corporation for compensation paid to certain covered employees in a taxable year to the extent that compensation exceeds $1,000,000 for the covered employee. Under Section 162(m), certain performance-based compensation that has been approved by our shareholders is not subject to this limitation. As a result of this exclusion, stock options granted under our 2002 Stock Option Plan are not subject to the limitations of Section 162(m). However, since we retain discretion over cash bonuses, those bonuses do not qualify for the exemption for performance-based compensation. Since none of our executive officers had compensation in excess of $1,000,000 that was subject to Section 162(m) limitations in fiscal 2008, Section 162(m) was not applicable.

We make decisions about the grant of stock options based partly on the accounting treatment they receive under Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (“FAS 123R”). FAS 123R requires companies to recognize in their income statement the grant-date fair value of stock options and other equity-based compensation issued to employees. The effect of FAS 123R is to reduce our reported profits by the cost of our stock option grants. See Note 9 of Notes to Consolidated Financial Statements for our fiscal year ended September 30, 2008 for a discussion of the assumptions made in determining the grant-date fair value.

While the Compensation Committee attempts to recommend compensation for executives that produces favorable tax and accounting treatment for our company, its main objective is to develop fair and equitable compensation arrangements that attract, motivate and retain talented executives.

Stock Ownership Guidelines

While we have not adopted equity or other security ownership requirements or guidelines that specify any minimum amounts of ownership for our directors or our executive officers, we encourage our officers and directors to maintain at least some equity in our company and to align their interests with those of our stockholders. We have adopted policies that restrict the circumstances in which executives may “hedge” the economic risk of common stock ownership. Our insider trading policy prohibits both short sales (i.e., selling stock that is not owned and borrowing shares to make delivery) and the buying or selling of puts, call or other derivatives in respect of securities of our company, other than long-term hedging transactions that are designed to protect an individual’s investment in our company and that are pre-cleared in accordance with the procedures set forth in our insider trading policy. In order to meet the criteria that a long-term hedging transaction be designed to protect an individual’s investment in our company, our insider trading policy requires that any hedge must be for at least one year and relate to stock or options held by the individual.

Compensation Committee Report

The information contained in this report shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee of the board of directors has reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee
Sophia Corona
G. Richard Green
Jeffrey S. Peris

Executive Compensation

Summary Compensation Table

The following table summarizes all compensation earned by or paid to our named executive officers in our fiscal years ended September 30, 2008 and September 30, 2007.

						All Other
	Fiscal	Salary		Bonus	Option Awards	Compensation		Total
Name and Principal Position(s)	Year	($)		($)	($)(6)	($)		($)

Alexander (Sandy) Young,	2008	$298,545		$128,252	(7)	$61,842	(8)(9)	$488,639
Chief Executive Officer(1)
Sarah L. Eames,	2008	$152,308		—	$12,188	$4,247	(10)	$168,743
Deputy Chairman, Interim	2007	$300,577		$250,000	$147,045	$7,800	(10)	$705,422
Chief Executive Officer and Executive Vice President(2)
David Moffatt,	2008	$374,889	(5)	$112,467	$72,013	$75,801	(11)	$635,170
Chief Financial Officer(3)	2007	$374,148		$344,610	$137,185	$73,845	(11)	$929,788
Paul Weston,	2008	$127,429		$86,816	$93,185	$26,514	(9)(12)	$333,944
Chief Financial Officer Designate(4)

(1)	Mr. Young became our chief executive office in January 2008.

(2)	Ms. Eames assumed the positions of deputy chairman and interim chief executive officer of our company in July 2007 and served in such capacities until January 2008. From January 2008 until April 2008, Ms. Eames served as executive vice president of our company.

(3)	Mr. Moffatt resigned as chief financial officer of our company effective September 30, 2008.

(4)	Mr. Weston was appointed chief financial officer designate of our company in May 2008. On October 1, 2008, Mr. Weston became the chief financial officer of our company.

(5)	Mr. Moffatt received the same salary in fiscal 2008, denominated in pounds sterling, as he did in fiscal 2007. The difference between the amount reported as salary in fiscal 2008 versus fiscal 2007 for Mr. Moffatt is due to the fluctuating exchange rate between pounds sterling and the U.S. dollar.

(6)	The amounts in this column show the amount of compensation cost recognized for financial statement reporting purposes (disregarding any estimate of forfeitures related to service-based vesting conditions). They do not reflect compensation actually received by the named executive officers. The amounts shown in this column have been calculated in accordance with FAS 123R. See Note 9 of Notes to Consolidated Financial Statements for our fiscal year ended September 30, 2008 for a discussion of the assumptions made in determining the grant-date fair value. The actual value, if any, that an executive officer will realize upon the exercise of the stock options issued to him or her will be equal to the excess of the trading price of shares of our common stock on the date that the shares underlying the options are sold over the exercise price of the options, less any transaction costs. The grant date fair market value of the stock options granted in fiscal 2008 is shown in the Grant of Plan-Based Awards table below.

(7)	We have not recognized a compensation cost in fiscal 2008 associated with the 200,000 options awarded during fiscal 2008 to Mr. Young pursuant to his employment agreement, as the criteria for a grant date under FAS 123R had not been established as of the end of our 2008 fiscal year.

(8)	Represents payment for a car allowance of $17,060 and payments of $44,782 towards Mr. Young’s U.K.- based private pension fund.

(9)	Our company pays for a group life insurance policy that covers certain of our employees, including the named executive officer, and is payable to the beneficiaries of the covered employees in the event of their death. The amount listed in the “All Other Compensation” column does not include premiums in a de minimus amount that are attributable to the coverage of the named executive officer under such group life insurance policy.

(10)	Represents payment for a car allowance.

(11)	For 2008, represents payment for a car allowance of $17,758, payments of $56,233 towards Mr. Moffatt’s U.K.-based private pension fund and the transfer to Mr. Moffatt of a company printer and laptop computer valued at $1,810. For fiscal 2007, represents payment for a car allowance of $17,723 and payments of $56,122 towards Mr. Moffatt’s U.K.-based private pension fund.

(12)	Represents payment for a car allowance of $7,399 and payments of $19,115 towards Mr. Weston’s U.K.- based private pension fund.

Grants of Plan-Based Awards

The following table summarizes the options that our company granted to our named executive officers during fiscal 2008. All options listed in the table were granted under our 2002 Stock Option Plan.

						All Other
						Option
						Awards:		Exercise
		Estimated Future Payouts				Number of		or Base
		under Equity				Securities		Price of	Grant Date
		Incentive Plan Awards				Underlying		Option	Fair Value of
	Grant	Threshold	Target	Maximum		Options		Awards	Stock and
Name	Date	(#)	(#)	(#)		(#)		($/Sh)	Option Awards(5)

Alexander (Sandy) Young	(1)	0	(1)	200,000	(1)(2)	0		$2.11	(6)
Sarah L. Eames	2/6/08	NA	NA	NA		50,000	(4)	$2.11	$48,750
Paul Weston	5/14/08	0	(2)	80,000	(3)	0		$2.01	$82,616

(1)	On February 6, 2008, Mr. Young was awarded options to purchase up to 200,000 shares of our common stock at an exercise price of $2.11 per share. In April 2009, after the completion of our 2008 fiscal year, the performance criteria for these options were finalized. The performance criteria are described in “Employment Agreements; Potential Payments Upon Termination or Change-in-Control.”

(2)	In our employment agreement with Mr. Young, which was entered into in January 2008, we agreed to grant Mr. Young, in addition to the 200,000 options, an individual long-term incentive award. In April 2009, after the completion of our 2008 fiscal year, we granted to Mr. Young stock appreciation rights that will be settled in shares of our common stock. The vesting of the stock appreciation rights is subject to the satisfaction by our company of certain performance-based criteria. The potential maximum value of the stock appreciation rights (when aggregated with the value of the vested portion of the option to purchase 200,000 shares of our common stock held by Mr. Young) is £3 million. For a more detailed description of the stock appreciation rights, see “Employment Agreements; Potential Payments Upon Termination or Change-in-Control.”

(3)	The terms of Mr. Weston’s options provide that 25% will vest on the date that our company files its annual report on Form 10-K for its fiscal year ending September 30, 2009 with the Securities and Exchange Commission, 25% will vest on May 14, 2010 and 50% will vest on May 14, 2011. In addition to, and not in lieu of these time-based vesting requirements, the options are subject to the following performance-based vesting requirements:

• if our earnings before interest, taxes, depreciation and amortization (“EBITDA”) for fiscal 2009 exceeds our EBITDA for fiscal 2008 by 20% or more, then all of the options will vest;

• if our EBITDA for fiscal 2009 exceeds our EBITDA for fiscal 2008 by 15% or more but less than 20%, then 50% of the options will vest;

• if our EBITDA for fiscal 2009 exceeds our EBITDA for fiscal 2008 by 10% or more but less than 15%, then 25% of the options will vest; and

• if our EBITDA for fiscal 2009 exceeds our EBITDA for fiscal 2008 by less than 10%, then none of the options will vest.

(4)	The option granted to Ms. Eames provided that 12,500 of the shares subject to the option vested on each of the date of grant, November 1, 2008, February 1, 2009 and May 1, 2009. The option also provided that, if Ms. Eames ceased to serve as a director of our company, the option would expire three months after cessation of her directorship. Ms. Eames was not nominated for election at the annual meeting of our shareholders that was held on May 14, 2008 and, consequently, the option expired in August 2008 with only 12,500 shares subject to the option having vested.

(5)	The amounts shown in this column represent the full grant date value of each equity award computed in accordance with FAS 123R. See Note 9 of Notes to Consolidated Financial Statements for our fiscal year ended September 30, 2008 for a discussion of the assumptions made in determining the grant-date fair value. The actual value, if any, that an executive officer will realize upon the exercise of the stock options issued to him or her will be equal to the excess of the trading price of shares of our common stock on the date that the shares underlying the options are sold over the exercise price of the options, less any transaction costs.

(6)	Since the criteria for a grant date under FAS 123R for the stock options and the stock appreciation rights issued to Mr. Young had not been established as of the completion of our 2008 fiscal year, the grant date fair value of these awards was not determined as of September 30, 2008.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the outstanding options held by our named executive officers at September 30, 2008.

	Option Awards
			Equity Incentive
			Plan Awards:
	Number of	Number of	Number of
	Securities	Securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	Unexercised	Unexercised		Option	Option
	Options (#)	Options (#)	Unearned		Exercise Price	Expiration
Name	Exercisable	Unexercisable	Options (#)		($)	Date

Alexander (Sandy) Young(1)	—	—	200,000	(2)	$2.11	2/6/2015
Sarah L. Eames	150,000	—	—		$1.92	4/16/2010(6)
David Moffatt	50,000	—	50,000	(3)	$1.92	12/31/2008(7)
	100,000	50,000	—		2.71	12/31/2008(7)
Paul Weston	12,000	—	—		$6.20	3/23/2015
	10,000	—	—		5.65	9/30/2015
	30,000	—	30,000	(4)	1.92	10/16/2016
	—	—	80,000	(5)	2.01	5/14/2018

(1)	In our employment agreement with Mr. Young, which was entered into in January 2008, we agreed to grant Mr. Young, in addition to the 200,000 options described in the table, an individual long-term incentive award. In April 2009, after the completion of our 2008 fiscal year, we granted to Mr. Young stock appreciation rights that will be settled in shares of our common stock. The vesting of the stock appreciation rights is subject to the satisfaction by our company of certain performance-based criteria. The potential maximum value of the stock appreciation rights (when aggregated with the value of the vested portion of the option to purchase 200,000 shares of our common stock held by Mr. Young) is £3 million. For a more detailed description of the stock appreciation rights, see “Employment Agreements; Potential Payments Upon Termination or Change-in-Control.”

(2)	On February 6, 2008, Mr. Young was awarded options to purchase up to 200,000 shares of our common stock at an exercise price of $2.11 per share. In April 2009, after the completion of our 2008 fiscal year, the performance criteria for these options were finalized. The performance criteria are described in “Employment Agreements; Potential Payments Upon Termination or Change-in-Control.”

(3)	The terms of these options provide that one-half will vest if our company’s earnings before interest and taxes (“EBIT”) for fiscal 2007 exceeds EBIT for fiscal 2006 by 3.5% and one-half will vest if our company’s EBIT for fiscal 2008 exceeds EBIT for fiscal 2007 by 6.5%. The options subject to vesting if our EBIT for 2007 exceeds EBIT for fiscal 2006 by 3.5% vested on December 13, 2007. The options subject to vesting if our company’s EBIT for fiscal 2008 exceeds EBIT for fiscal 2007 by 6.5% would have vested upon the filing of our annual report on Form 10-K for the fiscal year ended September 30, 2008 with the Securities and Exchange Commission; however, since Mr. Moffatt resigned as of September 30, 2008, these options were forfeited.

(4)	The terms of these options provide that one-half will vest if our company’s EBIT for fiscal 2007 exceeds EBIT for fiscal 2006 by 3.5% and one-half will vest if our company’s EBIT for fiscal 2008 exceeds EBIT for fiscal 2007 by 6.5%. The options subject to vesting if our EBIT for 2007 exceeds EBIT for fiscal 2006 by 3.5% vested on December 13, 2007. The options subject to vesting if our company’s EBIT for fiscal 2008 exceeds EBIT for fiscal 2007 by 6.5% vested on November 25, 2008.

(5)	The terms of these options are described in the footnotes to the “Grant of Plan Based Awards” table above.

(6)	By their terms, these options expire two years after termination of employment.

(7)	These options expired three months after Mr. Moffatt’s resignation from our company on September 30, 2008.

Employment Agreements; Potential Payments Upon Termination or Change-in-Control

Chief Executive Officer

In January 2008, we entered into an employment agreement with Alexander Young, our chief executive officer. Pursuant to his employment agreement, Mr. Young serves as the chief executive officer of our company at a salary of £0.2 million per annum (approximately $0.4 million at current exchange rates), subject to annual review by the Compensation Committee, and as a director of the Company. Mr. Young’s employment agreement provides that it shall continue until terminated by either party giving the other party no less than 12 month’s prior written notice. In addition, the employment agreement automatically terminates on Mr. Young’s 65th birthday. In addition, pursuant to his employment agreement:

•	we granted Mr. Young 200,000 stock options in February 2008, the terms of which are described below;

•	we granted Mr. Young 566,135 stock appreciation rights in April 2009, the terms of which are described below;

•	we provide Mr. Young with a car allowance; and

•	we have agreed to make a payment equal to 15% of Mr. Young’s annual salary towards his U.K.-based private pension fund.

In April 2009, our board of directors, upon the recommendation of our Compensation Committee, made a grant of 566,135 stock appreciation rights to Mr. Young. The stock appreciation rights represent the right to receive a payment, in shares of our common stock, equal to the product of (a) the number of stock appreciation rights granted that vest and (b) the excess of (i) the closing sale price of a share of our common stock on the date that the stock appreciation rights are paid to Mr. Young over (ii) the base price of $1.51 (the closing price of a share of our common stock on Nasdaq on April 21, 2009, the date that the stock appreciation rights were granted to Mr. Young).

The stock appreciation rights are subject to both time vesting and performance vesting.

Time Vesting.  The stock appreciation rights generally will not vest if Mr. Young’s employment with our company is terminated prior to January 14, 2011, the third anniversary of the date he became our chief executive officer. However, if Mr. Young’s employment terminates because of his death or disability, he shall become vested in the stock appreciation rights to the extent determined by the Compensation Committee. The Compensation Committee’s determination shall be made by multiplying that portion of the stock appreciation rights that are deemed potentially to have vested by reason of satisfaction of the applicable performance levels by a fraction, the numerator of which is the number of completed months elapsed since October 1, 2007 through the date of termination of employment and the denominator of which is 48.

In addition, in the event of a “change of control” (as defined in the stock appreciation rights agreement), the stock appreciation rights will become immediately vested to the same extent provided in the previous paragraph and shall be exercisable for a period of 30 days after the change of control. If Mr. Young’s employment with our company is terminated for reasons that the Compensation Committee determines constitutes “cause” (as defined in the stock appreciation rights agreement), the stock appreciation rights will be forfeited, without regard to whether they have become vested.

Performance Vesting.  The determination of whether the stock appreciation rights have vested will be made as soon as practicable after the fiscal year ending September 30, 2011 and will be based on the achievement of the performance measures set forth in the our stock appreciation rights agreement with Mr. Young. The stock appreciation rights agreement establishes a threshold, base and stretch level of improvement (in percentage terms) in growth in each of sales, earnings per share and earnings before interest, taxes and amortization (EBITA) during the period from October 1, 2009 through September 30, 2011 as compared to the base year ended September 30, 2007 and provides that the amount of stock appreciation rights that will vest will be dependent on whether the threshold, base and stretch levels have been met in each performance measure. The determination of vesting attributable to each performance measure shall be independent from the other performance measures. A performance below threshold in one performance measure does not preclude vesting under any other performance measure.

If the actual results for any performance measure fall between the threshold and the base, or between the base and the stretch, vesting of the stock appreciation rights will be prorated.

The stock appreciation rights agreement with Mr. Young provides that the potential maximum value of the stock appreciation rights (when aggregated with the value of the vested portion of the option to purchase 200,000 shares of our company common stock held by Mr. Young) is £3 million. If the total value of the stock appreciation rights and the value of the vested portion of Mr. Young’s options exceeds £3 million, then the base price of $1.51 for the stock appreciation rights will be increased so that the total value is equal to £3 million.

In April 2009, in addition to the grant of the stock appreciation rights, our board of directors, upon the recommendation of our Compensation Committee, finalized the performance-based vesting conditions of the 200,000 options to purchase shares of common stock of the Company held by Mr. Young. These options had been granted in February 2008 at an exercise price of $2.11 per share. The vesting of the stock options will be subject to vesting in the same manner as the stock appreciation rights.

Mr. Young’s employment agreement does not provide for payments to be made to him at, following or in connection with a change of control of our company. In lieu of the 12 month’s prior written notice of termination, our employment agreement with Mr. Young provides that we may terminate the employment agreement at any time by making a payment to Mr. Young equal to his salary for the notice period (or, if applicable, the remainder of the notice period) and the cost to us of providing Mr. Young with his health insurance, car allowance and contribution to his U.K.-based private pension fund for the notice period (or, if applicable, the remainder of the notice period). The following table illustrates that benefits that Mr. Young would have been entitled to receive pursuant to this employment agreement, assuming (i) our company terminated his employment on September 30, 2008, and (ii) we chose to pay his salary and benefits in one lump sum, rather than provide him with 12 months notice of termination:

Severance payment in lieu of salary	$414,351
Severance payment in lieu of health insurance	$3,624
Severance payment in lieu of car allowance	$23,677
Severance payment in lieu of payment towards U.K.-based private pension fund	$62,153

Total:	$503,805	(1)

(1)	Represents a single payment.

Former Interim Chief Executive Officer

In October 2006 we entered into an amended and restated employment agreement with Ms. Eames. Pursuant to her amended and restated employment agreement, Ms. Eames agreed to continue to serve as executive vice president of our company until April 2008. The amended and restated employment agreement provided for automatic renewal for successive periods of one year each unless terminated by either party on 90 days’ notice. Pursuant to her amended and restated employment agreement, Ms. Eames’ base salary was $250,000 per annum. In addition, she was entitled to receive $5,000 for each trip of five business days or more that she made to the United Kingdom on company business, up to a maximum amount of $50,000 in any calendar year.

Ms. Eames’ employment agreement was not further amended upon her becoming the interim chief executive officer of our company in July 2007.

In January 2008, we sent to Ms. Eames notification that we were terminating her employment agreement, effective in April 2008. Also in January 2008, in connection with stepping down as the interim chief executive officer and deputy chairman of our company, Ms. Eames entered into a transitional services agreement with our company pursuant to which she agreed, for a period of one year beginning on April 17, 2008, to provide transition services to our chief executive officer and any other persons designated by our chief executive officer, not to exceed more than three days in any calendar month. As compensation for providing transition services, we agreed to pay Ms. Eames $25,000 on each of August 1, 2008, November 1, 2008, February 1, 2009 and May 1, 2009 (or an aggregate of $100,000).

Pursuant to the transitional services agreement, our company also agreed to grant Ms. Eames an option to purchase 50,000 shares of our common stock. We issued this option in February 2008. The option had an exercise price of $2.11 per share and was subject to time vesting, but not performance-based vesting. The option provided that 12,500 of the shares subject to the option vested on each of the date of grant, November 1, 2008, February 1, 2009 and May 1, 2009. The option also provided that, if Ms. Eames ceased to serve as a director of our company, the option would expire three months after cessation of her directorship. Ms. Eames was not nominated for election at the annual meeting of our shareholders that was held on May 14, 2008 and, consequently, the option expired in August 2008 with only 12,500 shares subject to the option having vested.

Chief Financial Officer

In July 2006 we entered into an employment agreement with Mr. Moffatt. Our employment agreement with Mr. Moffatt provided that, during the first six months thereof, either party may terminate the agreement upon one month’s written notice and, thereafter, either party may terminate the agreement upon six month’s written notice. Our employment with Mr. Moffatt further provided that Mr. Moffatt will not compete against us for a period of six months following the termination of his employment with us. Pursuant to his employment agreement, Mr. Moffatt received a salary of £0.2 million (approximately $0.4 million) in fiscal 2008. In addition, pursuant to his employment agreement with us, Mr. Moffatt received a car allowance and we made a payment equal to 15% of his annual salary towards his U.K.-based private pension fund. Pursuant to his employment agreement, Mr. Moffatt was entitled to receive 12 months’ salary in the event that he was is terminated due to an acquisition.

In May 2008, Mr. Moffatt notified us that would resign as the chief financial officer of our company, effective on September 30, 2008. Mr. Moffatt resigned as chief financial officer of our company on September 30, 2008. On October 1, 2008, we executed a separation agreement with Mr. Moffatt pursuant to which we agreed to pay him £57,000 (approximately $0.1 million) in a lump-sum severance payment.

In May 2008 we entered into an employment agreement with Paul Weston, our chief financial officer designate. Mr. Weston became our chief financial officer on October 1, 2008. Our employment agreement with Mr. Weston provides that either party may terminate the agreement upon six month’s written notice. In addition, under our employment agreement with Mr. Weston, we are required to pay him 12 months’ salary in the event he is terminated due to an acquisition. Our employment agreement with Mr. Weston further provides that Mr. Weston will not compete against us for a period of six months following the termination of his employment with us. Pursuant to his employment agreement, Mr. Weston currently receives a salary of £0.2 million (approximately $0.3 million). In addition, pursuant to his employment agreement with us, Mr. Weston receives a car allowance and we have agreed to make a payment equal to 15% of his annual salary towards his U.K.-based private pension fund. In the event that Mr. Weston’s employment had been terminated on September 30, 2008 due to an acquisition, we would have been required to pay him $0.3 million in a single lump sum payment.

Director Compensation

The following table summarizes the compensation paid to our directors during fiscal 2008.

Director Compensation Table for Fiscal 2008

	Fees Earned or	Option
Name(1)(2)	Paid in Cash ($)	Awards ($)(4)(5)	Total ($)

Sophia Corona	$40,000	$48,801	$88,801
Sarah L. Eames(3)	$2,500	—	$2,500
G. Richard Green	$35,000	$57,667	$92,677
Wayne Palladino	$35,000	$57,667	$92,677
Jeffrey S. Peris	$40,000	$74,710	$114,710
Ann Thornburg	$50,000	$65,833	$115,833
Mark Tompkins	$100,000	$104,003	$204,003

(1)	Alexander (Sandy) Young, who has served as a director of our company since January 2008, is not included in this table because he is an employee of our company who received no additional compensation for services as a director. The compensation received by Mr. Young as an employee of our company during fiscal 2008 is reflected in the Summary Compensation Table.

(2)	Except as otherwise indicated, each individual named below served as a director our company for all of fiscal 2008.

(3)	Sarah L. Eames served as an executive officer of our company until April 2008 and as a director of our company until May 2008. The amounts shown opposite her name are the amounts she received in her role as a non-executive director of the company in the period from April 2008 to May 2008.

(4)	The amounts in this column show the amount of compensation cost recognized for financial statement reporting purposes (disregarding any estimate of forfeitures based related to service-based vesting conditions). The amounts shown represent the grant date fair value of the option, computed in accordance with FAS 123R. The amounts shown do not reflect compensation actually received by the named directors. The amounts shown in this column have been calculated in accordance with FAS 123R. See Note 9 of Notes to Consolidated Financial Statements for our fiscal year ended September 30, 2008 for a discussion of the assumptions made in determining the grant-date fair value. The actual value, if any, that a director will realize upon the exercise of the stock options issued to him or her will be equal to the excess of the trading price of shares of our common stock on the date that the shares underlying the options are sold over the exercise price of the options, less any transaction costs.

(5)	As of September 30, 2008, each director listed in the table above had the following option awards outstanding set forth opposite his or her name below:

•	Sophia Corona: 150,000

•	G. Richard Green: 167,000

•	Wayne Palladino: 171,000

•	Jeffrey S. Peris: 224,000

•	Ann Thornburg: 200,000

•	Mark Tompkins: 265,000

Director Compensation — General

We use a combination of cash and stock option grants to attract and retain qualified candidates to serve on our board of directors. In setting director compensation, our board considers the amount of time that directors expend in fulfilling their duties, as well as the expertise that the board members bring to our company.

Cash Compensation

We do not pay directors who are employees of our company additional compensation for their services as a director. Effective July 2007, we implemented the following compensation program for our directors, other than for directors who are employees of our company:

•	each non-employee director is entitled to an annual retainer of $30,000 per year;

•	each member of our Audit Committee and each member of our Compensation Committee (other than the chairpersons) is entitled to an additional $5,000 per year for service on those committees;

•	the chairperson of the Audit Committee is entitled to receive $50,000 per year (which amount includes the $30,000 annual retainer for directors);

•	the chairperson of the Compensation Committee is entitled to receive $40,000 per year (which amount includes the $30,000 annual retainer for directors); and

•	the non-executive chairman of the board is entitled to receive $100,000 per year (which amount includes the $30,000 annual retainer for directors).

In February 2008, our board adopted a Nominating Committee charter and appointed four independent directors to the Nominating Committee. Members of the Nominating Committee do not receive any additional compensation for serving on the Nominating Committee.

We make payments to our directors of the amounts to which they are entitled on a quarterly basis.

Equity-Based Compensation

Prior to the adoption of the compensation program for directors in July 2007, we had traditionally granted stock options to directors upon their becoming members of the board of directors and periodically thereafter, but on an irregular basis. As part of the compensation program for directors adopted in July 2007, and in order to ensure that directors have an ownership interest aligned with our shareholders, our board granted to each non-employee director options to purchase 50,000 shares of our common stock at a price of $2.24 per share. In connection with its periodic review of director compensation, our board granted options to purchase 100,000 shares of our common stock at a price of $2.01 per share to each non-employee director in May 2008. In connection with this grant of options, the chairman of our Audit Committee and the chairman of our Compensation Committee received options to purchase an additional 50,000 shares of our common stock and our chairman of the board received options to purchase an additional 100,000 shares of our common stock, in each case at a price of $2.01 per share.

Our board anticipates that it will review board compensation annually in conjunction with the board’s review of executive officer salaries and benefits.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Sophia Corona, G. Richard Green and Jeffrey S. Peris. Dr. Peris serves as chairman of the Compensation Committee. Ms. Corona and Messrs. Green and Peris served on our Compensation Committee throughout fiscal 2008. None of Ms. Corona or Messrs. Green or Peris has ever served as an officer or employee of our company or any of our subsidiaries, nor has any such individual had a business relationship with our company or any of our subsidiaries during fiscal 2008 that requires disclosure under the rules of the Securities and Exchange Commission. In addition, during fiscal 2008, no executive officer of our company served as either a director or a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on our company’s Compensation Committee or board of directors.

RELATED PARTY TRANSACTIONS

Related Party Transactions

Our certificate of incorporation and bylaws provide that our company shall indemnify our directors and officers to the fullest extent permitted by New York law. In addition, we have entered into indemnification agreements with each of our directors and executive officers. Neither our certificate of incorporation nor our bylaws nor our indemnification agreements place a cap on our maximum indemnification obligations; however, our directors’ and officers’ liability insurance may enable us to recover some or all of the amounts, if any, that we pay by way of indemnification to our directors and executive officers.

Other than as described above, and other than the compensation and severance arrangements with our named executive officers and the director compensation arrangements described in “Executive Compensation,” we are not a participant in any transaction involving more than $120,000 in which any shareholder holding more than 5% of our outstanding common stock, any of our executive officers or directors or their immediate family members, or any other “related person” (as such term is defined in the rules of the Securities and Exchange Commission) has or will have a direct or indirect material interest.

Review of Related Party Transactions

Our Code of Conduct prohibits, among other things, our directors, officers and employees from, directly or indirectly, engaging or participating in any transaction involving, or raising questions of, a possible conflict between the interests of our company and the personal interests of the employee or his or her family.

Under its charter, the Audit Committee has the responsibility of reviewing related party transactions (other than executive and director compensation) between our company and our offices, directors, key employees and any of their affiliates. Notwithstanding the foregoing, in some cases (such as executive compensation arrangements), the full board has approved the related party transaction. In addition, as a general matter, the Compensation Committee recommends, for full board consideration and approval, the compensation of our executive officers, to the extent not set forth in an executive officer’s employment agreement.

The Audit Committee considers whether to ratify or approve a related party transaction on a case-by-case basis, rather than pursuant to a written policy. To date, there have been no instances in which the Audit Committee has been called upon to review a related party transaction. In reviewing any related party transaction, it is expected that the Audit Committee will examine the terms of the transaction to determine how close they are to terms that would be likely to be found in a similar arms’-length transaction and whether they are fair and reasonable to our company. If the related party transaction involves a non-employee director, the Audit Committee may also consider whether the transaction would compromise the director’s independence.

PROPOSAL II: RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee has appointed Eisner LLP as our independent auditors for our fiscal year ending September 30, 2009. The shareholders are being asked to ratify this action of the Audit Committee. In the event the ratification is not approved, the Audit Committee will reconsider its selection.

Our board of directors recommends that shareholders vote FOR the ratification of Eisner LLP as our independent auditors for our fiscal year ending September 30, 2009.

Representatives of Eisner LLP are expected to be present at the Annual Meeting and available to respond to appropriate questions. Such representatives also will have the opportunity, should they so desire, to make a statement to the shareholders.

Audit and Other Fees During Fiscal 2007 and Fiscal 2008

The following table sets forth the fees we were billed in respect of our fiscal years ended September 30, 2008 and September 30, 2007 for various audit and other services. Our auditors in respect of those fiscal years was Eisner LLP.

	Fiscal 2008	Fiscal 2007

Audit fees	$764,000	$1,388,932
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Audit fees include the fees for auditing our annual financial statements and reviewing the financial statements included in our quarterly reports on Form 10-Q, as well auditing the internal controls over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees also include fees for services that were provided in connection with regulatory filings and consents related to filings with the Securities and Exchange Commission.

Pre-Approval Policy

The charter of the Audit Committee was revised and restated by the board of directors on May 4, 2007. The revised charter of the Audit Committee, as did the previous charter, provides that the Audit Committee shall pre-approve all auditing and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor, subject to the de minimus exception (the “de minimus exception”) for non-audit services that are permitted by Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 and that are approved by the Audit Committee prior to the completion of the audit. Pursuant to its charter, the Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that a decision of such a subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

We did not incur audit-related fees, tax fees or other fees during fiscal 2008 or fiscal 2007. Accordingly, no such fees were approved by the Audit Committee after the fact in reliance upon the de minimus exception.

OTHER MATTERS

Other Matters to be Considered at the Annual Meeting

The board of directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote thereon according to their own judgment. No shareholder has informed the company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying proxy card are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

Solicitation of Proxies

We will bear the cost of solicitation of proxies from our shareholders and voting instructions from the holders of depository interests. In addition to solicitation by mail, the directors and certain officers and employees of our company may solicit proxies or voting instructions personally. These persons will receive no additional compensation for such services but will be reimbursed for reasonable out-of-pocket expenses. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of stock and depository interests held of record by these persons, and we will reimburse them for their reasonable out-of-pocket expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder promulgated by the Securities and Exchange Commission require the reporting of transactions in our equity securities by our directors and certain of our officers and by shareholders who beneficially own more than 10% of our common stock (collectively, the “Reporting Persons”). Section 16(a) and the rules thereunder require the Reporting Persons to report initial statements of ownership of our equity securities on Form 3 and changes in ownership of our equity securities on Form 4 or Form 5. Based on a review of these reports filed by the Reporting Persons and written representations from our directors and officers that no Forms 5 were required to be filed by them in respect of our fiscal year ended September 30, 2008, we believe that no Reporting Person failed to file a Section 16 report on a timely basis during our fiscal year ended September 30, 2008.

Shareholder Proposals for the Next Annual Meeting

In order for a shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be included in the proxy statement relating to our next annual meeting of shareholders, it must be received by us at our principal executive offices, 245 Park Avenue, New York, New York 10167 (Attn.: Secretary), no later than December 31, 2009.

If a shareholder intends to present a proposal for consideration at our next annual meeting of shareholders outside the processes of Rule 14a-8, we must receive notice of such proposal at our principal executive offices, 245 Park Avenue, New York, New York 10167 (Attn.: Secretary) no later than March 16, 2010, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Securities Exchange Act of 1934 and our proxies will have discretionary voting authority with respect to such proposal, if it is presented at the annual meeting, without including information regarding such proposal in our proxy materials.

The deadlines above are calculated by reference to the mailing date of the proxy materials for this year’s Annual Meeting. If the date of next year’s annual meeting changes by more than 30 days (i.e., it is held earlier than May 11, 2010 or later than July 10, 2010) we will inform shareholders of such change and the effect of such change on the deadlines given above by including notice under Item 5 of Part II in our earliest possible Quarterly Report on Form 10-Q or, if that is impracticable, by other means reasonably calculated to inform our shareholders of such change and the new deadlines.

Form 10-K of the Company

A copy of our annual report to shareholders for our fiscal year ended September 30, 2008 is enclosed with this Proxy Statement. The annual report to shareholders consists of a letter to shareholders from our chief executive officer and the full text of our annual report on Form 10-K, including the financial statements and the financial statement schedules, but excluding exhibits, for our fiscal year ended September 30, 2008.

We will provide, without charge, to any holder of our shares of common stock or depository interests as of the Record Date, additional copies of our annual report to shareholders, including the Form 10-K that constitutes a part thereof, for our fiscal year ended September 30, 2008. Shareholders or holders of depository interests who wish to receive an additional copy of our annual report to shareholders should send their requests to us at 245 Park Avenue, New York, New York 10167 (Attn.: Secretary). Each such request should include a statement by the person making the request that he or she is a beneficial owner of shares of our common stock or depository interests as of the Record Date.

Householding Information

The Securities and Exchange Commission permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports to shareholders with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to those shareholders. This process, which is commonly referred to as “householding,” is intended to reduce the volume of duplicate information shareholders receive and also reduce expenses for companies. While we do not utilize householding, some intermediaries may be householding our proxy materials and our annual report to shareholders. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single copy of this Proxy Statement and a single copy of our annual report to shareholders to multiple shareholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our principal executive offices, 245 Park Avenue, New York, New York 10167 (Attn.: Secretary), or call us at 212-750-0064. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

If you hold your shares through an intermediary who sends you multiple copies of our annual report and proxy statement and wish to receive only one, you should contact your bank, broker of other nominee holder. If you a record holder of our shares of common stock who receives multiple copies of our annual report and proxy statement and wish to receive only one, send a written request to us at our principal executive offices, 245 Park Avenue, New York, New York 10167 (Attn.: Secretary), or call us at 212-750-0064.

By Order of the Board of Directors

Leslie J. Levinson
Secretary

New York, New York
May 1, 2009

THE BOARD OF DIRECTORS HOPES THAT SHAREHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, HOLDERS OF COMMON STOCK ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AND HOLDERS OF DEPOSITORY INTERESTS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THEIR FORM OF INSTRUCTION TO THE DEPOSITORY INTEREST REGISTRAR. IF YOU HOLD SHARES OF OUR COMMON STOCK, YOU MAY ALSO CAST YOUR PROXY ELECTRONICALLY THROUGH THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON YOUR PROXY CARD. IF YOU HOLD DEPOSITORY INTERESTS, YOU MAY CAST YOUR PROXY ELECTRONICALLY THROUGH THE INTERNET BY

FOLLOWING THE INSTRUCTIONS ON YOUR FORM OF INSTRUCTION. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER. HOLDERS OF DEPOSITORY INTERESTS WHO ATTEND THE MEETING WILL NOT BE ABLE TO VOTE THEIR DEPOSITORY INTERESTS IN PERSON UNLESS THEY INSTRUCT THE DEPOSITORY REGISTRAR TO ISSUE AN AUTHORIZATION TO ATTEND THE MEETING AND THEY THEN VOTE IN PERSON.

REVOCABLE PROXY CARD — ALLIED HEALTHCARE INTERNATIONAL INC.
This proxy card is being solicited on behalf of the Board of Directors.
The undersigned shareholder of Allied Healthcare International Inc. (the “Company”) hereby appoints each of Alexander (Sandy) Young, Paul Weston and Marvet Abbassi, attorneys and proxies, each with full power of substitution, to represent the undersigned and vote all shares of the common stock of the Company which the undersigned is entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Shareholders of the Company, to be held at the offices of Edwards Angell Palmer & Dodge LLP, 750 Lexington Avenue, New York, NY 10022 on June 10, 2009 at 10:00 a.m., local time, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.
This proxy card, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.
Unless otherwise specified, this proxy card will be voted “FOR” the election of directors and “FOR” proposal 2 and in the discretion of the proxies with respect to all other matters which may properly come before the annual meeting and any adjournments or postponements thereof. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 1, 2009, and the annual report to shareholders of the company for the fiscal year ended September 30, 2008. The undersigned hereby revokes any proxy or proxies heretofore given.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 10, 2009
Our proxy statement and our annual report to shareholders for the fiscal year ended September 30, 2008 are available at http://www.edocumentview.com/AHCI.

ELECTRONIC VOTING INSTRUCTIONS
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 9, 2009.
VOTE BY INTERNET

•	Log on to the Internet and go to www.envisionreports.com/AHCI

•	Follow the steps outlined on the secured website.
VOTE BY TELEPHONE
•	Call toll free 1-800-652-VOTE (8683) within the United States, Canada and Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the instructions provided by the recorded message.

(Continued and to be signed on the reverse side)

ANNUAL MEETING PROXY CARD

The Board of Directors recommends a vote FOR the election of directors and FOR Proposal 2.

1.	Election of Directors			2. 3.

Ratification of the appointment by the Company’s Audit Committee of Eisner LLP as the Company’s independent auditors for the fiscal year ending September 30, 2009.

In their discretion, the above named proxies are authorized to vote in accordance with their own judgment on such other matters as may properly come before the Annual Meeting.
					FOR ☐	AGAINST ☐	ABSTAIN ☐
Nominees
		1 2 3	ALEXANDER (SANDY) YOUNG SOPHIA CORONA G. RICHARD GREEN
☐	FOR ALL NOMINEES
		4 5	MARK HANLEY WAYNE PALLADINO
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below)	6 7	JEFFREY S. PERIS ANN THORNBURG

INSTRUCTIONS: To withhold a vote for one or more nominees, mark “FOR ALL EXCEPT” and the corresponding numbered box(es): ☐ 1 ☐ 2 ☐ 3 ☐ 4 ☐ 5 ☐ 6 ☐ 7

Change of Address – Please print new address below.

Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below.
Please sign exactly as name(s) appear hereon. Joint owners should each sign. When signing as an attorney, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

	Please keep signature within the box		Please keep signature within the box
Signature 1		Signature 2		Date:

FORM OF INSTRUCTION FOR DEPOSITORY INTERESTS
ALLIED HEALTHCARE INTERNATIONAL INC.
Depository Interests

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 10, 2009
This form of instruction is being solicited on behalf of the Board of Directors
The undersigned holder of depository interests representing shares of common stock of Allied Healthcare International Inc. (the “Company”) hereby directs Computershare Company Nominees Limited to vote the depository interests which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the offices of Edwards Angell Palmer & Dodge LLP, 750 Lexington Avenue, New York, NY 10022 on June 10, 2009 at 10:00 a.m., local time, with respect to the proposals hereinafter set forth and upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.
This Form of Instruction, when properly executed, will be voted in the manner directed herein by the undersigned.
The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 1, 2009, and the annual report to shareholders of the Company for the fiscal year ended September 30, 2008.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 10, 2009
Our proxy statement and our annual report to shareholders for the fiscal year ended September 30, 2008 are available at http://www.edocumentview.com/AHCI.
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET VOTING, WHICH IS AVAILABLE 24 HOURS, 7 DAYS A WEEK

ELECTRONIC VOTING INSTRUCTIONS
You can vote by Internet!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose the voting method outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet must be received by 11:59 p.m., Eastern Time, on June 9, 2009.
VOTE BY INTERNET
•	Log on to the Internet and go to www.envisionreports.com/AHCI

•	Follow the steps outlined on the secured website.
(Continued and to be signed on the reverse side)

ANNUAL MEETING FORM OF INSTRUCTION

The Board of Directors recommends a vote FOR the election of directors and FOR Proposal 2.

1.	Election of Directors			2.	Ratification of the appointment by the Company’s Audit Committee of Eisner LLP as the Company’s independent auditors for the fiscal year ending September 30, 2009.	FOR ☐	AGAINST ☐	ABSTAIN ☐
		Nominees
☐	FOR ALL NOMINEES	1 2 3 4 5 6 7	ALEXANDER (SANDY) YOUNG SOPHIA CORONA G. RICHARD GREEN MARK HANLEY WAYNE PALLADINO JEFFREY S. PERIS ANN THORNBURG
☐ ☐	WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See Instructions below)

INSTRUCTIONS: To withhold a vote for one or more nominees, mark “FOR ALL EXCEPT” and the corresponding numbered box(es): ☐ 1 ☐ 2 ☐ 3 ☐ 4 ☐ 5 ☐ 6 ☐ 7

Change of Address – Please print new address below.

Note:	This Form of Instruction must be executed by the Depository Interest holder or his/her attorney. When shares are held jointly, only one holder need sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. In the case of a corporation, the Form of Instruction should be signed by a duly authorized official whose capacity should be stated or by an attorney.

	Please keep signature within the box		Please keep signature within the box
Signature 1		Signature 2		Date: